UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2017

ALBANY MOLECULAR RESEARCH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35622	14-1742717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Corporate Circle, Albany, NY	12212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 512-2000

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below) :

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Albany Molecular Research, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”) on May 31, 2017. The stockholders of the Company considered and acted upon the following proposals:

Proposal 1. Election of Directors

By the vote reflected below, the stockholders elected each of the following individuals to serve as Class I directors until the 2020 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier resignation or removal:

Director Nominee	For	Withheld	Broker Non- Votes
Kenneth P. Hagen	32,224,807	2,944,216	3,383,317
Anthony J. Maddaluna	31,670,048	3,498,975	3,383,317

Proposal 2. Ratification of Selection of Independent Registered Public Accounting Firm

The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year was ratified.  The results of the voting included 36,194,966 votes for the proposal, 156,598 votes against the proposal and 2,200,776 votes abstained from voting on the proposal. There were no broker non-votes on the proposal.

Proposal 3. Approval of the Company’s Fifth Amended 2008 Stock Option and Incentive Plan

The Company’s Fifth Amended 2008 Stock Option and Incentive Plan was approved.  The results of the voting included 32,544,451 votes for the proposal, 413,698 votes against the proposal and 2,210,874 votes abstained from voting on the proposal. There were 3,383,317 broker non-votes on the proposal.

Proposal 4. Approval of the Company’s Fourth Amended 1998 Employee Stock Purchase Plan

The Company’s Fourth Amended 1998 Employee Stock Purchase Plan was approved.  The results of the voting included 32,877,710 votes for the proposal, 104,785 votes against the proposal and 2,186,528 votes abstained from voting on the proposal. There were 3,383,317 broker non-votes on the proposal.

Proposal 5. Advisory Vote Regarding Compensation of the Company’s Named Executive Officers

The stockholders approved, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers, as disclosed in the definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 19, 2017 relating to the Annual Meeting. The results of the voting included 32,513,353 votes for the proposal, 437,730 votes against the proposal and 2,217,940 votes abstained from voting on the proposal. There were 3,383,317 broker non-votes on the proposal.

Proposal 6. Advisory Vote on Frequency of Future Advisory Votes on Compensation of the Company’s Named Executive Officers

By the vote reflected below, the stockholders approved, on an advisory, non-binding basis, that the frequency of future advisory votes on compensation paid to the named executive officers of the Company be every year.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes

30,693,579	260,191	2,020,825	2,194,428	3,383,317

After taking into consideration the foregoing voting results and the prior recommendation of the Board of Directors of the Company (the “Board”) that future advisory votes on compensation paid to the named executive officers of the Company be held every year, the Board has determined that the Company will hold such future advisory votes every year until the next advisory vote on the frequency of such votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2017	ALBANY MOLECULAR RESEARCH, INC.

	By:	/s/ Lori M. Henderson
		Name:	Lori M. Henderson
		Title:	Senior Vice President, General Counsel & Secretary